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                                                                    Exhibit 99.1


       CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER


         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Simmons Company (the "Company"), hereby each certify as follows:

         The Quarterly Report on Form 10-Q of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


         Dated this 5th day of November.

                                 /s/ Charles R. Eitel
                                 ----------------------------------------------
                                 Charles R. Eitel, Chief Executive Officer

                                 /s/ William S. Creekmuir
                                 ----------------------------------------------
                                 William S. Creekmuir, Chief Financial Officer